As filed with the Securities and Exchange Commission on April 15, 2003

Registration No. 333-49870

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

REDBACK NETWORKS INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0438443
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, California 95134

(408) 750-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Leslie Weiss, Esq.

Redback Networks Inc.

300 Holger Way

San Jose, California 95134

(408) 750-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Page Mailliard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

(650) 493-9300

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

On November 14, 2000, Redback Networks Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-39692), as amended by Amendment No. 1 filed on January 19, 2001, Amendment No. 2 filed on April 2, 2001, and Amendment No. 3 filed on April 17, 2001 covering shares of our Common Stock to be sold by certain stockholders of the Company. On April 18, 2001, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective.

The Registration Statement was filed in order to register shares of the Company’s Common Stock acquired from the Company in our acquisition of Abatis Systems Corporation (the “Selling Stockholders”), pursuant to an Arrangement Agreement dated as of July 30, 2000 (the “Arrangement Agreement”).

Pursuant to the Company’s undertaking under Item 512(a)(3) of Regulation S-K in connection with the Registration Statement, the Company agreed to remove from registration, by means of a post-effective amendment, any of the shares registered which remained unsold at the termination of the offering. The Company is requesting removal of any unsold shares from registration because, pursuant to the terms of the Registration Rights Agreement dated September 20, 2000 entered into pursuant to the Arrangement Agreement, the Company’s obligation to maintain the registration of such shares expired on January 31, 2003.

Accordingly, the Company hereby de-registers all remaining unsold shares of its Common Stock registered pursuant to the Registration Statement and remaining unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 15th day of April, 2003.

REDBACK NETWORKS INC.

By:	/s/ KEVIN A. DE NUCCIO
Kevin A. De Nuccio Director, Chief Executive Officer and President

Signature	Title	Date

/s/ KEVIN A. DE NUCCIO Kevin A. De Nuccio	Director, Chief Executive Officer and President	April 15, 2003

/s/ THOMAS L. CRONAN III Thomas L. Cronan III	Chief Financial Officer, Senior Vice President of Finance and Administration (Principal Financial and Accounting Officer)	April 15, 2003

/s/ GAURAV GARG Gaurav Garg	Director	April 15, 2003

/s/ PROMOD HAQUE Promod Haque	Director	April 15, 2003

/s/ WILLIAM KURTZ William Kurtz	Director	April 15, 2003

/s/ PIERRE R. LAMOND Pierre R. Lamond	Director, Chairman of the Board	April 15, 2003

/s/ DONALD LISTWIN Donald Listwin	Director	April 15, 2003

/s/ ARI LEHTORANTA Ari Lehtoranta	Director	April 15, 2003

/s/ DANIEL J. WARMENHOVEN Daniel J. Warmenhoven	Director	April 15, 2003